UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure under Items 3.02 and 5.02 of this current report on Form 8-K is responsive to this Item 1.01, and is hereby incorporated by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On July 2, 2015, the compensation committee, or the Compensation Committee, of the Board of Directors of Bluerock Residential Growth REIT, Inc., or the Company, approved an equity grant to the Company’s external manager, BRG Manager, LLC, or the Manager, of certain long-term incentive plan units, or LTIP Units, of the Company’s operating partnership, Bluerock Residential Holdings, L.P., or the Operating Partnership. The equity grant to the Manager as approved by the Compensation Committee consisted of an aggregate of 283,390 LTIP Units, or the Manager LTIP Units, and was approved pursuant to the Company’s Amended and Restated 2014 Equity Incentive Plan for Entities dated effective as of May 28, 2015, or the 2014 Entities Plan, and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated April 2, 2014, or the Partnership Agreement.

In determining the size of the equity grant to be made to the Manager under the 2014 Entities Plan, the Compensation Committee considered the Company’s recent performance on certain key financial and total shareholder return performance metrics. The Compensation Committee utilized this information in approving the equity grant of the Manager LTIP Units to the Manager, which the Compensation Committee determined to be reasonable in relation to the Company’s performance.

On July 2, 2015, the Compensation Committee further approved the Company’s entry into an LTIP Unit Vesting Agreement, or the LTIP Unit Vesting Agreement, with the Operating Partnership and the Manager in connection with the grant to the Manager of the Manager LTIP Units. On July 2, 2015, the Company entered into the LTIP Unit Vesting Agreement, and pursuant to its terms, caused the Operating Partnership to issue the Manager LTIP Units to the Manager.

Under the LTIP Unit Vesting Agreement, the Manager LTIP Units are subject to time-based vesting provisions over a three-year period, and will vest ratably on July 2, 2016, July 2, 2017, and July 2, 2018, respectively, subject to certain terms and conditions related to the continued service of the Manager under the Management Agreement between and among the Company, the Operating Partnership and the Manager dated as of April 2, 2014, or the Management Agreement.

The Manager LTIP Units may be convertible to units of limited partnership interest in the Operating Partnership, or OP Units, upon reaching capital account equivalency with the OP Units held by the Company, and may then be settled in shares of the Company’s Class A common stock, subject to certain restrictions and limitations. The Manager will be entitled to receive “distribution equivalents” with respect to the Manager LTIP Units at the same time distributions are paid to the holders of the Company’s Class A common stock.

The Manager LTIP Units were issued to the Manager in reliance upon exemptions from registration provided by Section 4(A)(2) of the Securities Act of 1933 and Regulation D. The Manager has a substantive, pre-existing relationship with the Company and is an “accredited investor” as defined in Regulation D.

 The foregoing description of the LTIP Unit Vesting Agreement is a summary and is qualified in its entirety by the terms of the LTIP Unit Vesting Agreement, a copy of which is filed as Exhibit No. 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 3.02.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The disclosure under Items 1.01 and 3.02 of this current report on Form 8-K is responsive to this Item 5.02, and is hereby incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

10.1	LTIP Unit Vesting Agreement by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., and BRG Manager, LLC, dated July 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: July 9, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	LTIP Unit Vesting Agreement by and between Bluerock Residential Growth REIT, Inc., Bluerock Residential Holdings, L.P., and BRG Manager, LLC, dated July 2, 2015